LSB INDUSTRIES, INC. Print Date: 3/24/05
SUBSIDIARY LISTING
Revised September 13, 2004

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

Prime Financial Corporation
        Prime Holdings Corporation (f/k/a Tower IV Corporation, f/k/a LSB Leasing Corp.)
        Northwest Capital Corporation
        ThermaClime, Inc. (5% stock ownership)

LSB Holdings, Inc.
        LSB-Europa Limited
        Summit Machine Tool Inc. Corp.
                Crystal City Nitrogen Company (f/k/a Saffron Corporation)
        L&S Automotive Technologies, Inc. (f/k/a L&S Automotive Products Co.)
        Climate Master International Limited
        Cherokee Nitrogen Holdings, Inc. (f/k/a Cherokee Nitrogen Company)

 Climate Mate, Inc.

The Environmental Group International Limited

ClimateCraft Technologies, Inc.

LSA Technologies Inc.

INDUSTRIAL PRODUCTS BUSINESS

Summit Machine Tool Manufacturing Corp.
        Summit Machinery Company
                Tower Land Development Corp.
                 Clipmate Corporation (20% held by Waldock and Starrett)
                 Pryor Plant Chemical Company (f/k/a LSB Financial Corp.)

Hercules Energy Mfg. Corporation

ENVIRONMENTAL/CHEMICAL BUSINESS

            ThermaClime, Inc. (f/k/a ClimaChem, Inc.) (95% stock ownership)
                    Northwest Financial Corporation
                    LSB Chemical Corp.
                            El Dorado Chemical Company
                                    Chemex I Corp. (f/k/a Slurry Explosive Corporation)
                            DSN Corporation
                            Chemex II Corp. (f/k/a Universal Tech Corporation)
                            El Dorado Nitric Company (f/k/a El Dorado Nitrogen Company, f/k/a
                                LSB Nitrogen Corporation, f/k/a LSB Import Corp.)
                                    El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)
                                        El Dorado Nitrogen, L.P. (1% ownership)
                                    El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)
                                        El Dorado Nitrogen, L.P. (99% ownership)
                    XpediAir, Inc. (f/k/a The Environmental Group, Inc.)
                    International Environmental Corporation
                    Climate Master, Inc.
                    The Climate Control Group, Inc. (f/k/a APR Corporation)
                    ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
                    ACP International Limited (f/k/a ACP Manufacturing Corp.
                    CEPOLK Holdings, Inc. (f/k/a ThermalClime, Inc.; f/k/a LSB South America Corporation)
                    ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB International Corp.)
                    TRISON Construction, Inc.
                    Koax Corp.
                    Cherokee Nitrogen Company